慈康農圃(國際)有限公司
ORGANIC GARDENS INTERNATIONAL LTD.

慈康農圃
ORGANIC GARDEN

PRIVATE & CONFIDENTIAL

1st April 2022

CHAN Ka Nam

Present

Dear Mr. CHAN,

Re: Employment Contract

On behalf of our Company, we are pleased to appoint you as **Chief Financial Controller**, under the following terms and conditions:

Commencing Date	:	1st April 2022
Monthly Basic Salary	:	HK$70,000.00
Working Hours	:	9:00am – 6:00pm (Mon-Fri) 1:00pm – 2:00pm (Lunch hour break)
Paid Annual Leave	:	You will be entitled to 12 working days annual leave per annum on completion of twelve consecutive months' service. Leave cannot be accumulated from one year to the next year. No payment will be made in lieu of any untaken leave.
Mandatory Provident Fund	:	Subject to Company MPF Scheme under the MPF Ordinance.
Probation Period	:	You will serve a probation period of three months. If an extension of the probation period is necessary, details of the extension will be agreed by both parties.
Medical Insurance	:	After you have completed your probation period, you will be eligible upon application to become a member of the Employees' Medical Scheme.

香港葵涌葵豐街2-16號鍾意恆勝中心四樓2-3室
Flat 2-3, 4/F., Join-In Hang Sing Centre, 2-16 Kwai Fung Crescent, Kwai Chung, N.T., Hong Kong
Tel: (852) 3181 4488 Fax: (852) 3181 4442
Website: www.greendotdot.com www.organicgarden.com.hk
E-mail: Info@greendotdot.com

ORGANIC GARDENS INTERNATIONAL LIMITED

慈康農圃
ORGANIC GARDEN

慈康農圃(國際)有限公司
ORGANIC GARDENS INTERNATIONAL LTD.

Termination	:	During the first month of probation period, your employment with this company may be terminated by either party with immediate notice. During the second and third month, seven-day notice or salary in lieu of notice is required. During the extended probation period, seven-day notice or salary in lieu of notice is required. After the probation period, one-month notice of termination in writing or salary in lieu of notice may be given at any time by either party. Furthermore, no compensation will be given if employee violates Company policy in a serious manner causing termination of employment.
Confidentiality	:	The employee has the obligation of not to divulge business related information of the Company to other parties. You undertake to the Company that you shall not at any time during the employment with the Company or thereafter (i) disclose any trade secrets or other information of a confidential nature to any third party or (ii) use any such trade secret or other confidential information for your own benefit or that of any third party. You shall not at any time during the period of half year from the termination of your employment with the Company:- (a) Either on your own account or for any other person, firm or corporation directly or indirectly be engaged in any business in Hong Kong which is or is likely to be in competition with the business of the Company or any holding, subsidiary or associate company of the Company or any firm or person associated with the Company; (b) Solicit business from any person, firm, company or organization which at any time during the currency of this Agreement has dealt with or was a customer of the Company.

ORGANIC GARDENS INTERNATIONAL LIMITED

慈康農圃
ORGANIC GARDEN

慈康農圃(國際)有限公司
ORGANIC GARDENS INTERNATIONAL LTD.

Commitment of Job : Your appointed position requires your devotion of your time, attention and effort during your hours of work for the Company. You may not, under any circumstances, whether directly or indirectly, undertake any other duties, of whatever kind, during your hours of work for the Company.

The company reserves the right to change or amend any or all the above mentioned conditions of employment and has the sole discretion to introduce new terms of employment as the Management thinks fit. Please read the foregoing carefully and if you accept the terms and conditions, please sign and return the duplicate of this letter to us.

Yours sincerely
For and on behalf of
Organic Gardens International Ltd.

ORGANIC GARDENS INTERNATIONAL LIMITED

Cheuk Fung Ting, Phyllis
Executive Director

Agreed & Accepted by

CHAN Ka Nam
HKID: Z446527(0)
Date: 1/4/22

PC/gt

香港葵涌葵豐街2-16號鍾意恆勝中心四樓2-3室
Flat 2-3, 4/F., Join-In Hang Sing Centre, 2-16 Kwai Fung Crescent, Kwai Chung, N.T., Hong Kong
Tel: (852) 3181 4488 Fax: (852) 3181 4442
Website: www.greendotdot.com www.organicgarden.com.hk
E-mail: Info@greendotdot.com